Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3/A (33-60050), Form S-3ASR (333-158762), and Form S-8 (Nos. 333-61323, 333-85659, 333-62626, 333-135087, 333-152658, and 333-167265) of Kimco Realty Corporation and its subsidiaries of our report dated February 27, 2012 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

February 27, 2012

117